                                                                      EXHIBIT 3

               State of Utah
           Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 16th day of December, 1997 in the office of this Division and hereby issue this Certificate thereof.

Examiner      /s/ BS                 Date 12/16/97

[SEAL]        /s/ KORLA T. WOODS
              ----------------------
                  KORLA T. WOODS
                 Division Director

                              ARTICLES OF AMENDMENT
                                       OF
                            INLAND CASINO CORPORATION



To the Division of Corporations and Commercial Code
State of Utah

     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment:

     1.   The name of the Corporation is Inland Casino Corporation.

     2. Article I of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

          "The name of the corporation is Inland Entertainment Corporation."

     3.   The date of adoption of the aforesaid amendment was December 11, 1997.

     4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved are as follows:

          a. Designation of voting group: Common Stock, par value $.001 per share

          b.   Number of outstanding shares of voting group: 3,855,048

          c. Number of shares of voting group entitled to vote on the amendment: 3,855,048

          d. Number of shares of voting group indisputably represented at the meeting: 3,250,434

     5. The total number of votes cast for and against the said amendment by the voting group entitled to vote on the said amendment is as follows:

          a. Designation of voting group: Common Stock, par value $.001 per share

          b.   Number of votes of voting group cast for the amendment: 3,243,266

          c.   Number of votes of voting group cast against the amendment: 5,713

          d.   Number of votes of voting group abstaining from voting: 1,455

     6. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

Executed on December 11, 1997

                                      Inland Casino Corporation



                                      By: /S/ ANDREW B. LAUB
                                         --------------------------------------
                                          Andrew B. Laub
                                          Executive Vice President,
                                          Chief Executive Officer and Treasurer